                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                January 24, 2000

                            OMNI NUTRACEUTICALS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

             UTAH                     0-18160                    87-046822
----------------------------       ------------             -------------------
(State of Other Jurisdiction       (Commission                (IRS Employer
       of Incorporation)           File Number)             Identification No.)

                              5310 BEETHOVEN STREET
                              LOS ANGELES, CA 90066
                    ----------------------------------------
                    (Address of Principal Executive Offices)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 253-5305

                                       N/A
         --------------------------------------------------------------
         (Former Name and Former Address, if Changed Since Last Report)

                            OMNI NUTRACEUTICALS, INC.

                                TABLE OF CONTENTS
                                       FOR
                           CURRENT REPORT ON FORM 8-K

                                                                        Page No.
Item 5.     Other Events .............................................     3

Signature   ..........................................................     4


ITEM 5.  OTHER EVENTS

     On December 23, 1999, a lawsuit was filed against the Company, the Company's former President and Chief Executive Officer, Klee Irwin, and the Company's current President, Louis Mancini, entitled DAVID MANDEL, JEFFREY D. SEGAL AND GORDON D. BARKER V. OMNI NUTRACEUTICALS, INC., KLEE IRWIN, LOUIS MANCINI AND DOES 1 THROUGH 50 (Superior Court of the State of California, County of Los Angeles - Central District, Case No. BC222263). The lawsuit includes various causes of action, including fraud, negligent misrepresentation, misappropriation of trade secrets, unjust enrichment, unfair business practices and violations of the Racketeer Influenced and Corrupt Organizations Act (RICO) (under which triple damages have been claimed). The lawsuit is based on various alleged claims, including that the plaintiffs, the sole shareholders of Health & Vitamin Express ("HVE"), were fraudulently induced to enter into a merger agreement pursuant to which HVE became a wholly-owned subsidiary of the Company based on false representations of the defendants. The lawsuit does not specify the amount of damages claimed. The Company believes that the claims made in the lawsuit are without merit and that it has meritorious defenses to each claim. The Company intends to vigorously defend itself against the lawsuit. Pursuant to the terms of a Settlement Agreement dated October 8, 1999 by and among the Company and Mr. and Mrs. Irwin, Mr. Irwin agreed to assume the defense of this lawsuit and has indemnified the Company and its officers, directors and shareholders from all uninsured liability incurred in connection therewith.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        OMNI NUTRACEUTICALS, INC.

Date: January 24, 2000                  By: /s/ Corey E. Fischer
                                            ---------------------------
                                                Corey E. Fischer
                                                Chief Financial Officer